Exhibit 1.1

Execution Version

PVR PARTNERS, L.P.

(a Delaware limited partnership)

PENN VIRGINIA RESOURCE FINANCE CORPORATION II

(a Delaware corporation)

$400,000,000 6.5% Senior Notes due 2021

PURCHASE AGREEMENT

Dated: May 6, 2013

PVR PARTNERS, L.P.

(a Delaware limited partnership)

PENN VIRGINIA RESOURCE FINANCE CORPORATION II

(a Delaware corporation)

$400,000,000 6.5% Senior Notes due 2021

PURCHASE AGREEMENT

May 6, 2013

J.P. Morgan Securities LLC,

as Representative of the several

Initial Purchasers listed in

Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

PVR Partners, L.P., a Delaware limited partnership (the “Partnership”), and Penn Virginia Resource Finance Corporation II, a Delaware corporation (“Finance Co.” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $400,000,000 aggregate principal amount of its 6.5% Senior Notes due 2021 (the “Notes”). The Notes will be unconditionally guaranteed on a senior unsecured basis, jointly and severally, pursuant to guarantees (the “Guarantees” and, together with the Notes, the “Securities”) by (i) the subsidiaries of the Partnership named in Schedule 2 hereto (collectively, and together with any other subsidiaries of the Partnership that so guarantee the Notes on the Closing Date (as defined herein), the “Guarantors”) and (ii) any subsidiary of the Partnership formed or acquired after the date hereof that guarantees the Notes in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees. The Issuers and the Guarantors are herein collectively referred to as the “Obligors.” The Notes (and the Guarantees thereof) will be issued pursuant to a base indenture, dated as of April 27, 2010 (the “Base Indenture”), by and among the Partnership (formerly known as Penn Virginia Resource Partners, L.P.), Penn Virginia Resource Finance Corporation (“Initial Finance Co”), the guarantors named therein as parties thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture thereto (the “Supplemental Indenture”), to be dated as of the Closing Date (as defined below), by and among the Issuers, Initial Finance Co, the Guarantors named therein as parties thereto and the Trustee. The Base Indenture, as supplemented by the Supplemental Indenture, is referred to herein as the “Indenture.”

The Securities will be sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated May 6, 2013 (the “Preliminary Offering Memorandum”) and have prepared a pricing supplement substantially in the form attached hereto as Schedule 3 (the “Pricing Supplement”), dated May 6, 2013, setting forth or including a description of the terms of the Securities, each for use by the Initial Purchasers in connection with the offering of the Securities. The Preliminary Offering Memorandum, together with the Pricing

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Supplement and the other information, if any listed in Schedule 4 hereto, are referred to herein collectively as the “Time of Sale Memorandum.” Promptly after the Time of Sale (as defined below), the Issuers will prepare and deliver to each Initial Purchaser an offering memorandum (the “Offering Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement. All references herein to the Offering Memorandum shall be deemed to be a reference to both the Preliminary Offering Memorandum and the Offering Memorandum. The time when sales of the Securities were first made means 2:48 p.m., New York City time, on the date of this Agreement (the “Time of Sale”). References herein to the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

Holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), among the Obligors and the Initial Purchasers, pursuant to which the Obligors will be required to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to an exchange offer (the “Exchange Offer”) pursuant to which the Issuers will offer to issue a new series of debt securities for each series of Notes, with terms substantially identical to such series of Notes (all such series of new debt securities being referred to herein as the “Exchange Notes”) and/or (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective. Each series of Exchange Notes will be guaranteed by the Guarantors to the same extent as the Notes are guaranteed, pursuant to guarantees by the Guarantors (the “Exchange Guarantees”) to be included in the Indenture. The Exchange Notes, together with the Exchange Guarantees, are herein collectively referred to as the “Exchange Securities.” This Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Exchange Notes are herein collectively referred to as the “Transaction Documents.”

PVR GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership, is herein referred to as the “General Partner.” The Partnership is the sole member of PVR Finco LLC, a Delaware limited liability company (“PVR Finco”). PVR Finco is the sole member of Penn Virginia Operating Co., LLC, a Delaware limited liability company (the “Operating Company”), and PVR Midstream LLC, a Delaware limited liability company (“PVR Midstream”). Each of Dulcet Acquisition LLC, Fieldcrest Resources LLC, K Rail LLC, Loadout LLC, Suncrest Resources LLC, Toney Fork LLC, Kanawha Rail LLC and LJL, LLC is a direct, wholly owned subsidiary of the Operating Company. Each of Connect Energy Services, LLC, Connect Gas Pipeline LLC, PVR Gas Pipeline, LLC, PVR Gas Processing LLC, PVR Hydrocarbons LLC, PVR Laverne Gas Processing LLC, PVR Marcellus Gas Gathering LLC, a Delaware limited liability company (“PVR Marcellus”), PVR Gas Gathering LLC, and PVR Water Services, LLC is a direct, wholly owned subsidiary of PVR Midstream. PVR Marcellus is the sole member of PVR NEPA Gas Gathering LLC, a Texas limited liability company. For purposes of this Agreement, the General Partner, PVR Services, LLC, Penn Virginia Resource Finance Corporation, Penn Virginia Resource Finance Corporation II, PVR Finco and the direct and indirect subsidiaries of PVR Finco set forth in this paragraph are sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.”

The Obligors and the General Partner are herein collectively referred to as the “PVR Parties.” The Partnership and the Subsidiaries are herein collectively referred to as the “PVR Entities.”

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SECTION 1. Representations, Warranties and Agreements of the PVR Parties. The PVR Parties jointly and severally represent, warrant and agree that:

(a) Preliminary Offering Memorandum, Time of Sale Memorandum and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Memorandum, at the Time of Sale, did not, and the Offering Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made with respect to any statements or omissions made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the PVR Parties by or on behalf of any Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum.

(b) Additional Written Communications. Other than the Preliminary Offering Memorandum, the Pricing Supplement and the Offering Memorandum, none of the PVR Parties (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has made, used, prepared, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the documents listed on Schedule 4 hereto, including a Pricing Supplement substantially in the form of Schedule 3 hereto, and other written communications used in accordance with Section 5(b).

(c) Formation and Qualification of the Partnership. The Partnership (i) has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Time of Sale Memorandum and the Offering Memorandum and (ii) is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not have a material adverse effect on (x) the condition (financial or otherwise), business, prospects, assets or results of operations of the PVR Entities, taken as a whole, or (y) the ability of the Obligors to perform their obligations under the Transaction Documents (a “Material Adverse Effect”).

(d) Formation and Qualification of Finance Co. Finance Co. has been duly incorporated and is validly existing in good standing as a corporation under the Delaware General Corporation Law (the “DGCL”) with full corporate power and authority to enter into, and perform its obligations under, the Transaction Documents.

(e) Formation and Qualification of the Other PVR Entities. Each of the PVR Entities (other than the Partnership and Finance Co.) (i) has been duly formed or incorporated and is validly existing in good standing as a limited liability company or corporation under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”), Chapter 101 of the Texas Business Organizations Code (the “TBOC”), the Virginia Limited Liability Act (the “Virginia LLC Act”), the Uniform Limited Liability Company Act of West Virginia (the “West Virginia LLC Act”) or the DGCL, as the case may be, with full limited liability company or corporate power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner, to act as general partner of the Partnership, and (ii) is duly registered or qualified as a foreign limited liability company or corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (x) have a Material Adverse Effect or (y) subject the limited partners of the Partnership to any material liability or disability.

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(f) Ownership of the General Partner. As of the date hereof, the Partnership is the sole member of the General Partner, with a 100% membership interest in the General Partner. Such membership interest has been duly authorized and validly issued in accordance with the Sixth Amended and Restated Limited Liability Company Agreement of the General Partner, as amended by Amendment No. 1 thereto dated as of August 16, 2012 (as amended, the “General Partner LLC Agreement”) and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303(b), 18-607 and 18-804 of the Delaware LLC Act).

(g) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and owns a non-economic management interest in the Partnership; such non-economic management interest has been duly authorized and validly issued in accordance with the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendment No. 1 thereto dated August 16, 2012 (as amended, the “Partnership Agreement”); and the General Partner owns such non-economic management interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(h) Capitalization. The Partnership’s capitalization is as set forth under the caption “Capitalization” in the Time of Sale Memorandum and the Offering Memorandum.

(i) Ownership of Finance Co. The Partnership owns all of the issued and outstanding capital stock of Finance Co.; such capital stock has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights; all of such outstanding capital stock is owned by the Partnership, free and clear of all Liens other than those created by or arising under Finance Co.’s bylaws.

(j) Ownership of PVR Finco. The Partnership owns a 100% membership interest in PVR Finco; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of PVR Finco (the “PVR Finco Agreement”) and is fully paid (to the extent required under the PVR Finco Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303(b), 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens, other than those pursuant to the Amended and Restated Credit Agreement, dated August 13, 2010, by and among PVR Finco, the guarantors party thereto, PNC Bank, National Association, as administrative agent, and the other financial institutions party thereto, as amended by that First Amendment thereto dated April 19, 2011, as further amended by that Second Amendment thereto dated April 23, 2012, as further amended by that Third Amendment thereto dated February 21, 2013 (as so amended, the “Credit Agreement”).

(k) Ownership of the PVR Finco Subsidiaries. PVR Finco directly or indirectly owns a 100% membership interest in all of the Subsidiaries other than the General Partner, PVR Services, LLC and Penn Virginia Resource Finance Corporation (the “PVR Finco Subsidiaries”); the membership interest of each PVR Finco Subsidiary has been duly authorized and validly issued in accordance with its limited liability company agreement (the “Company Agreement” for each such applicable Subsidiary) and is fully paid (to the extent required under the applicable Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303(b), 18-607 and 18-804 of the Delaware LLC Act or the equivalent provisions of the statute governing the organization of such PVR Finco Subsidiary in the jurisdiction of such Subsidiary’s formation, if other than Delaware); and PVR Finco owns such membership interests in each PVR Finco Subsidiary free and clear of all Liens, other than those pursuant to the Credit Agreement.

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(l) Ownership of PVR Services, LLC. The General Partner owns a 100% membership interest in PVR Services, LLC; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of PVR Services, LLC (as the same has been or may be amended or restated at or prior to the Closing Date, the “PVR Services LLC Agreement”) and is fully paid (to the extent required under the PVR Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303(b), 18-607 and 18-804 of the Delaware LLC Act); and the General Partner owns such membership interest free and clear of all Liens.

(m) No Other Equity Investments. Other than (i) the Subsidiaries, (ii) Loadout LLC’s 50% interest in joint ventures with affiliates of Massey Energy Company, (iii) Midstream LLC’s interests in CBC/Leon Limited Partnership, Leon Limited Partnership I and Bright Star Partnership and the 25% interest in Thunder Creek Gas Services, L.L.C.) and (iv) PVR Water Services, LLC’s 51% interest in Aqua-PVR Water Services, LLC, a joint venture with affiliates of Aqua America, Inc., the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n) No Registration Rights. Except as described in the Time of Sale Memorandum and the Offering Memorandum, pursuant to the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the PVR Entities is a party, or by which any of them is bound, granting to any person the right to require any of the Obligors to file a registration statement under the Securities Act with respect to any securities of any of the Obligors or requiring any of the Obligors to include such securities with the Securities registered pursuant to any registration statement.

(o) Authority and Authorization. Each of the PVR Parties has all requisite power and authority (partnership, limited liability company, corporate or other) to enter into each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. At the Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by each of the PVR Parties or any of their stockholders, partners or members for the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been validly taken.

(p) Authorization of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the General Partner, the Issuers and the Guarantors that are subsidiaries of the Partnership on the date hereof.

(q) Partnership Agreement. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (the exceptions set forth in the immediately preceding clauses (i) and (ii) being referred to herein as the “Enforceability Exceptions”).

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(r) Authorization of the Indenture; Qualification of the Base Indenture. The Base Indenture has been duly authorized, executed and delivered by the Partnership, Initial Finance Co, the guarantors named therein as parties thereto and the Trustee, and constitutes a valid and legally binding agreement of the Partnership, Initial Finance Co and the guarantors named therein as parties thereto in accordance with its terms, subject to the Enforceability Exceptions. On or prior to the Closing Date, the Supplemental Indenture will have been duly authorized by each of the Obligors and Initial Finance Co and, when the Supplemental Indenture has been duly authorized by the Trustee and executed and delivered in accordance with its terms by each of the parties thereto, the Base Indenture, as amended and supplemented by the Supplemental Indenture, will constitute a valid and legally binding agreement of the Obligors enforceable against each of the Obligors in accordance with its terms, subject to the Enforceability Exceptions. The Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(s) Authorization of the Notes and the Exchange Notes. The Notes have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered pursuant to the Exchange Offer as provided in the Indenture and the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(t) Authorization of the Guarantees and the Exchange Guarantees. On or prior to the Closing Date, the Guarantees set forth in the Indenture will have been duly authorized by each of the Guarantors for issuance and sale pursuant to this Agreement and the Indenture, and, when the Notes have been executed, authenticated and issued in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with the terms of the Indenture, subject to the Enforceability Exceptions. On or prior to the Closing Date, the Exchange Guarantees set forth in the Indenture will have been duly authorized by each of the Guarantors for issuance and sale pursuant to the Registration Rights Agreement and the Indenture, and when the Exchange Notes have been executed, authenticated and issued in accordance with the terms of the Registration Rights Agreement and the Indenture and delivered in exchange for Notes tendered pursuant to the Exchange Offer, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with the terms of the Indenture, subject to the Enforceability Exceptions.

(u) Authorization of the Registration Rights Agreement. On or prior to the Closing Date, the Registration Rights Agreement will have been duly authorized by each of the Obligors and on the Closing Date will be duly executed and delivered by each of the Obligors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Obligors enforceable against each of the Obligors in accordance with its terms, subject to the Enforceability Exceptions.

(v) Description of Transaction Documents. Each Transaction Document will conform in all material respects to the respective description thereof contained in the Time of Sale Memorandum and the Offering Memorandum.

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(w) No Conflicts. None of the execution, delivery and performance of the Transaction Documents by each of the Obligors, the offering and sale of the Securities, or the consummation of the transactions contemplated by the Transaction Documents (i) constitutes or will constitute a violation of the certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or any other organizational documents of any of the PVR Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the PVR Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the PVR Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the PVR Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the PVR Parties to perform their respective obligations under this Agreement.

(x) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the PVR Entities or any of their respective properties is required in connection with the offering and sale of the Securities, the execution, delivery and performance of each of the Transaction Documents by each of the PVR Entities that is a party thereto, or the consummation by the PVR Entities of the transactions contemplated by the Transaction Documents, except for (x) such consents that may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and state securities or “Blue Sky” laws and (y) such consents that have been, or prior to the Closing Date will be, obtained.

(y) No Default. None of the PVR Entities is (i) in violation of its certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents, as the case may be, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the PVR Parties to perform their obligations under the Transaction Documents.

(z) Independent Public Accountants. KPMG LLP, who has certified the audited financial statements of the Partnership filed with the Commission and incorporated by reference or included in the Time of Sale Memorandum and the Offering Memorandum, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Rules and Regulations during the periods covered by the financial statements of the Partnership on which it reported and that were filed with the Commission and incorporated by reference or included in the Time of Sale Memorandum and the Offering Memorandum.

(aa) Financial Statements. The historical financial statements (including the related notes and supporting schedules) of the Partnership and its consolidated subsidiaries incorporated by reference or contained in the Time of Sale Memorandum and the Offering Memorandum comply in all material

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respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted) and present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries at the respective dates or for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The historical financial information contained in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 under the caption “Selected Financial Data” is derived from the accounting records of the Partnership and its consolidated subsidiaries taken as a whole and fairly presents the information purported to be shown thereby. The pro forma financial information (including the related notes) included in the Time of Sale Memorandum and the Offering Memorandum complies as to form in all material respects with, and has been prepared in accordance with, the applicable requirements of the Securities Act and the Exchange Act, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Memorandum and the Offering Memorandum. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Memorandum and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Time of Sale Memorandum and the Offering Memorandum are based on or derived from sources that the PVR Parties believe to be reliable and accurate in all material respects.

(cc) No Material Adverse Change. No PVR Entity has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Memorandum and the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Time of Sale Memorandum and the Offering Memorandum. Except as disclosed in the Time of Sale Memorandum and the Offering Memorandum, subsequent to the respective dates as of which such information is given in the Time of Sale Memorandum and the Offering Memorandum, (i) no PVR Entity has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the PVR Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the PVR Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the PVR Entities, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Legal Proceedings. Except as described in the Time of Sale Memorandum and the Offering Memorandum, there are no legal or governmental proceedings pending or, to the knowledge of the PVR Parties, threatened, against any PVR Entity, or to which any PVR Entity is a party, or to which any of their respective properties is subject, that, individually or in the aggregate, if determined adversely to any PVR Entity, would reasonably be expected to have a Material Adverse Effect; and no such proceedings are threatened.

(ee) Title to Properties. The PVR Entities have good and indefeasible title to all real property and good title to all personal property described in the Time of Sale Memorandum and the Offering Memorandum as being owned by the PVR Entities, free and clear of all Liens except (i) as described in the Time of Sale Memorandum and the Offering Memorandum or (ii) such as do not materially interfere

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with the use of such properties taken as a whole; provided that, with respect to any real property and buildings held under lease by any of the PVR Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole.

(ff) Rights-of-Way. The PVR Entities have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the Time of Sale Memorandum and the Offering Memorandum, subject to such qualifications as may be set forth in the Time of Sale Memorandum and the Offering Memorandum and except for such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the PVR Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted; the PVR Entities have fulfilled and performed all of their material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a material adverse effect upon the ability of the PVR Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted, subject in each case to such qualification as may be set forth in the Time of Sale Memorandum and the Offering Memorandum; and, except as described in the Time of Sale Memorandum and the Offering Memorandum, none of such rights-of-way contains any restriction that is materially burdensome to the PVR Entities taken as a whole.

(gg) Permits. The PVR Entities have or operate pursuant to such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease their properties and to conduct their business in the manner described in the Time of Sale Memorandum and the Offering Memorandum, subject to such qualifications as may be set forth in the Time of Sale Memorandum and the Offering Memorandum or other securities filings and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the PVR Entities have fulfilled and performed all their material obligations with respect to such permits and, to the knowledge of the PVR Parties, no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) Books and Records. The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) Tax Returns. Each of the PVR Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to result in a Material Adverse Effect.

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(jj) Investment Company. No PVR Entity is now, and after the sale of the Securities to be sold by the Obligors hereunder will be, an “investment company or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(kk) Regulations T, U and X. None of the PVR Entities nor any agent of any such entity acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ll) Solvency. On and immediately after the Closing Date, the Partnership (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Time of Sale Memorandum and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Partnership is not less than the total amount required to pay the liabilities of the Partnership on its total existing debts and liabilities (including contingent liabilities) as they become absolute and mature; (ii) the Partnership is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Memorandum and the Offering Memorandum, the Partnership is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Partnership is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Partnership is engaged; and (v) the Partnership is not a defendant in any civil action that would result in a judgment that the Partnership is or would become unable to satisfy.

(mm) Environmental Compliance. Except as disclosed in the Time of Sale Memorandum and the Offering Memorandum, and except as would not, individually or in the aggregate, have a Material Adverse Effect, the PVR Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or operate pursuant to all permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) are in compliance with all terms and conditions of any such permits and (iv) have not received any written notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Material. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(nn) No Labor Dispute. No labor dispute with the employees of any of the PVR Entities exists or, to the knowledge of the PVR Parties, is imminent or threatened that would reasonably be expected to result in a Material Adverse Effect.

(oo) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the PVR Entities would have any material liability, excluding any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) (each a “Plan”), has been maintained in material compliance with its terms

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and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) with respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) none of the PVR Entities has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(pp) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the PVR Entities, on the one hand, and the directors, officers, unitholders, customers, affiliates or suppliers of any of the PVR Entities, on the other hand, that would be required pursuant to the Securities Act and the Securities Act Rules and Regulations to be described in a registration statement to be filed with the Commission and that is not so described in the Time of Sale Memorandum and the Offering Memorandum.

(qq) Insurance. The PVR Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the PVR Entities has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(rr) Litigation. Except as described in the Time of Sale Memorandum and the Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the PVR Parties, threatened, to which any PVR Entity is or may be a party or to which the business or property of any PVR Entity is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any PVR Entity is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities or (C) in any manner draw into question the validity of the Transaction Documents.

(ss) No Distribution of Other Offering Materials. None of the PVR Entities has distributed, and prior to the Closing Date and completion of the issuance and sale of the Securities, none of the PVR Entities will distribute, any offering material in connection with the offering and sale of the Securities other than any Time of Sale Memorandum, Offering Memorandum or any document listed on Schedule 4 hereto.

(tt) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(b) hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each subsequent purchaser who purchases the Securities from the Initial Purchasers on the terms and in the manner contemplated in this

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Agreement, the Time of Sale Memorandum and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act.

(uu) Market Stabilization. The PVR Entities have not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(vv) Eligibility for Resale under Rule 144A. When issued on the Closing Date, the Securities will be eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”) and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(ww) No Integration or General Solicitation. Neither Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of either of the Issuers has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(xx) No Directed Selling Efforts; Regulation S Compliance. None of the Issuers, their Affiliates nor any person acting on behalf of the Issuers or such Affiliates has engaged or will engage in any directed selling efforts (within the meaning of Regulation S under the Securities Act (“Regulation S”)) with respect to the Securities. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Obligors, their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers and their Affiliates, as to whom the PVR Parties make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Obligors and their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers and their Affiliates, as to whom the PVR Parties make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(yy) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that: (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the principal executive officer and principal financial officer of the General Partner by others within the Partnership or any of its consolidated subsidiaries; (ii) have been evaluated for effectiveness and presented in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012; and (iii) as of December 31, 2012, are effective in all material respects to perform the functions for which they were established.

(zz) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by KPMG LLP and the audit committee of the board of directors of the General Partner, (i) none of the PVR Entities has been advised of (A) any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

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(aaa) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of any of the PVR Entities or any of their respective directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to such PVR Entities.

(bbb) Foreign Corrupt Practices Act. None of the Partnership, any of its subsidiaries or, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the PVR Parties or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership and, to the knowledge of the Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ccc) Money Laundering Laws. The operations of the Partnership and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or body (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental agency or body involving the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(ddd) OFAC. None of the Partnership, any of its subsidiaries or, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or representative of the PVR Parties or any of their subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions (“Sanctions”) administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, nor is the Partnership located, organized or resident in a country or territory that is the subject of Sanctions; and the Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by an officer of any PVR Entity and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such PVR Entity to each Initial Purchaser as to the matters set forth therein.

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SECTION 2. Purchase and Resale of the Securities.

(a) The Obligors hereby agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Obligors the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.0% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from May 9, 2013 to the Closing Date.

(b) The Obligors understand that the Initial Purchasers intend to offer the Securities for resale on the terms and in the manner set forth in this Agreement, the Time of Sale Memorandum and the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees as follows:

(i) it is an accredited investor, within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Securities;

(ii) it has not solicited offers for, or offered or sold, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and no general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used by such Initial Purchaser in the United States in connection with the offering of the Securities;

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)	within the United States, to persons whom it reasonably believes to be qualified institutional buyers within the meaning of Rule 144A (“QIBs”) in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; and

(B)	outside of the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof;

that, in each case, in purchasing such Securities, shall be deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Transfer Restrictions.”

(c) Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(f), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations, warranties and agreements of the Initial Purchasers, and compliance by the Initial Purchasers with paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

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(d) The Obligors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through an affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser. Any such affiliate shall offer and sell Securities on the terms and in the manner set forth in this Agreement, the Time of Sale Memorandum and the Offering Memorandum.

SECTION 3. Offering of Securities by the Initial Purchasers. Upon authorization by the Representative of the release of the Securities, the several Initial Purchasers, acting severally and not jointly, propose to offer the Securities for sale upon the terms and conditions to be set forth in the Time of Sale Memorandum and the Offering Memorandum.

SECTION 4. Payment and Delivery. Payment for and delivery of the Securities will be made to the Issuers in Federal or other funds immediately available against delivery of the Securities for the respective accounts of the several Initial Purchasers at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, New York, New York 10103, at 10:00 a.m., New York City time, on May 9, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Partnership may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.” The Issuers hereby acknowledge that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Partnership or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 13 hereof.

The Securities shall be in definitive form or global form, as specified by the Initial Purchasers, and registered in such names and in such denominations as the Initial Purchasers shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to the Initial Purchasers on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

SECTION 5. Further Agreements of the PVR Parties. Each of the PVR Parties, jointly and severally, covenants and agrees with each Initial Purchaser:

(a) Preparation of Offering Memorandum, Amendments or Supplements. (i) To furnish to the Representative and counsel for the Initial Purchasers for review a copy of the proposed Preliminary Offering Memorandum, Time of Sale Memorandum and Offering Memorandum or any amendment or supplement to any of the Time of Sale Memorandum or the Offering Memorandum before finalizing the Preliminary Offering Memorandum, Time of Sale Memorandum or Offering Memorandum, or the making or distributing of any such amendment or supplement or the filing with the Commission of any document that will be incorporated therein, as applicable; and (ii) not to distribute any such proposed Preliminary Offering Memorandum, Time of Sale Memorandum or Offering Memorandum, amendment or supplement or file any such document with the Commission, in any case, to which the Representative reasonably objects.

(b) Additional Written Communications. (i) To furnish to the Representative and counsel for the Initial Purchasers for review a copy of any written communication (as such term is defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (a

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“Company Written Communication”) (other than written communications that are listed on Schedule 4 hereto and the Offering Memorandum) before using, authorizing, approving or referring to any Company Written Communication; and (ii) not to use, authorize, approve or refer to any Company Written Communication to which the Representative reasonably objects.

(c) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Issuers with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Offering Memorandum and for so long as the delivery of an offering document is required in connection with the offering or sale of the Securities.

(d) Ongoing Compliance of the Time of Sale Memorandum and the Offering Memorandum. To immediately notify the Initial Purchasers if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any Time of Sale Memorandum to comply with law, and to forthwith prepare and (subject to Sections 5(a) and 5(b) hereof) furnish to the Initial Purchasers such amendments or supplements to any Time of Sale Memorandum as may be necessary so that the statements in any Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any Time of Sale Memorandum will comply with all applicable law.

(e) Copies of Documents to the Initial Purchasers. To deliver promptly to the Initial Purchasers such number of the following documents as the Initial Purchasers may reasonably request: (i) the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum (including all amendments and supplements thereto); (ii) any Pricing Supplement; (iii) any Company Written Communication; and (iv) conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

(f) Notice to the Representative. To advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any Time of Sale Memorandum or Offering memorandum or the initiation or threatening of any proceeding for that purpose, and (ii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any Time of Sale Memorandum or Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(g) Agreement Not to Offer or Sell Securities. During the period from the date hereof through and including the date that is 90 days after the date hereof, not to, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers and having a tenor of more than one year.

(h) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule144(a)(3) under the Securities Act, during any period in which the Issuers are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, to furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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(i) Blue Sky Qualifications. Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the resale of the Securities; provided that in no event shall the Partnership or the General Partner be obligated in connection therewith to qualify as a foreign limited partnership or as a foreign limited liability company, to file a general consent to service of process in any jurisdiction, or to subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(j) Use of Proceeds. To apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Time of Sale Memorandum and the Offering Memorandum.

(k) Updating Information. If, prior to the completion of the placement of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a subsequent purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, to promptly prepare (subject to this Section 5), file with the Commission, if a document that is incorporated by reference into the Offering Memorandum, and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of the sale of the Securities, be misleading or so that the Offering Memorandum as so amended or supplemented will comply with all applicable law.

(l) The Depositary. To cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”).

(m) Indenture Qualification. Prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Supplemental Indenture under the Trust Indenture Act and to enter into any necessary supplemental indentures in connection therewith.

(n) No Resales by the Issuers. Not to, nor to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

(o) No Integration. Not to, nor to permit any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require registration under the Securities Act.

(p) No General Solicitation or Directed Selling Efforts. Not to, nor to permit any of their subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and not to engage in any directed selling efforts within the meaning of Regulation S under the Securities Act, with respect to the Securities offered and sold in reliance on such regulation.

(q) Market Stabilization. Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

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(r) Legended Securities. To have each certificate for a Security bear the legend contained in “Transfer Restrictions” in the Time of Sale Memorandum for the time period and upon the other terms stated in the Time of Sale Memorandum.

SECTION 6. Expenses. The Obligors, jointly and severally, agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the Obligors, jointly and severally, will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Securities; (b) the production and printing of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda; (c) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents; (d) the fees, disbursements and expenses of legal counsel to the Obligors and the independent accountants to any of the Obligors in connection with the issuance and sale of the Securities; (e) any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of sale of the Securities or Exchange Securities; (f) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(i), including any filing fees, and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees, disbursements and expenses of counsel to the Initial Purchasers); (g) investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, and travel and lodging expenses of the officers of the Issuers (except that 50% of the cost of any aircraft chartered in connection with the road show will be paid by the Initial Purchasers) ; (h) any fees charged by the ratings agencies for the rating of the Securities; (i) all fees and expenses (including reasonable fees and expenses of counsel) of the Obligors in connection with the approval of the Securities by the DTC for “book-entry” transfer, and the performance by the Obligors of their respective obligations under this Agreement; (j) the fees and expenses of the Trustee and any paying agent, including related fees and expenses of any counsel to such parties; (k) the document production charges and expenses associated with printing this Agreement and (l) all other costs and expenses incident to the performance of the obligations of any of the PVR Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 10, the Initial Purchasers shall pay their own costs and expenses, including the fees and disbursements of their counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

SECTION 7. Conditions of Initial Purchasers’ Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of PVR Parties contained herein and in any certificates delivered pursuant to this Agreement, to the performance by PVR Parties of their respective covenants and obligations hereunder, and to each of the following additional terms and conditions:

(a) The Initial Purchasers shall not have discovered and disclosed to any of the PVR Parties on or prior to the Closing Date that the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact that, based on the advice of legal counsel, the Initial Purchasers believe is material or omits to state a fact that, based on the advice of legal counsel, the Initial Purchasers believe is material and is required to be stated therein or is necessary to make the statements therein not misleading.

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(b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Preliminary Offering Memorandum, the Time of Sale Memorandum, the Offering Memorandum and any Company Written Communication and all other legal matters relating to the Transaction Documents and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Vinson & Elkins L.L.P., counsel for the Obligors, shall have furnished to the Representative, at the request of the Obligors, its written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B.

(d) Bruce D. Davis, Jr., General Counsel of the Partnership, shall have furnished to the Representative, at the request of the Obligors, his written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit C.

(e) Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. shall have furnished to the Representative, at the request of the Obligors, its written opinion, as counsel for the Guarantors formed under the laws of the State of Oklahoma, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit D.

(f) The Representative shall have received from Andrews Kurth LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Time of Sale Memorandum and the Offering Memorandum and other related matters as the Representative may reasonably require, and the Partnership shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representative shall have received from KPMG LLP one or more letters, in form and substance satisfactory to the Representative, addressed to the Initial Purchasers and dated the date hereof, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum or the Time of Sale Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the Partnership’s financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter(s) of KPMG LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Representative one or more letters (the “bring-down letters”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering

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Memorandum, as of a date not more than three days prior to the date of the bring-down letters), the conclusions and findings of such firm with respect to the Partnership’s financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(i) At the time of execution of this Agreement, the Representative shall have received from Grant Thornton LLP one or more letters, in form and substance satisfactory to the Representative, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum or the Time of Sale Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to Chief Gathering’s financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) With respect to the letter(s) of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “Chief initial letters”), the Partnership shall have furnished to the Representative one or more letters (the “Chief bring-down letters”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Chief bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum, as of a date not more than three days prior to the date of the Chief bring-down letters), the conclusions and findings of such firm with respect to Chief Gathering’s financial information and other matters covered by the Chief initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the Chief initial letters.

(k) Each of the Obligors shall have furnished to the Representative a certificate, dated the Closing Date, (A) signed on behalf of the Partnership by (i) the Chief Executive Officer of the General Partner and (ii) the Chief Financial Officer of the General Partner, (B) signed on behalf of Finance Co. by (i) the President of Finance Co. and (ii) the Chief Financial Officer of Finance Co., and (C) signed on behalf of each Guarantor by (i) the Chief Executive Officer or President of such Guarantor or of a parent, acting on behalf of such Guarantor, and (ii) the Chief Financial Officer or any other executive officer of such Guarantor or of a parent, acting on behalf of such Guarantor, stating that:

(i) the representations, warranties and agreements of the PVR Parties in Section 1 were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date, and the PVR Parties have complied with all agreements contained herein and satisfied all the conditions to be performed or satisfied by the PVR Parties hereunder at or prior to the Closing Date; and

(ii) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Effect.

(l) Except as described in the Time of Sale Memorandum and the Offering Memorandum, (i) none of the PVR Entities shall have sustained since the date of the latest audited financial statements included in the Time of Sale Memorandum and the Offering Memorandum any loss or interference with

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its business from fire, flood, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) nor shall there have been a change in the partners’ capital, stockholders’ equity, members’ interest, or long-term debt of any of the PVR Entities or change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, properties, management, business or prospects of the PVR Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), in the judgment of the Representative is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Memorandum and the Offering Memorandum.

(m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, the NYSE Amex Equities or the Nasdaq Global Market or in the over-the-counter market, or trading in any securities of the Issuers on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Memorandum and the Offering Memorandum.

(n) Subsequent to the earlier of the (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating of any of the PVR Entities or of the Securities or any other debt securities or preferred stock or indebtedness of or guaranteed by any of the PVR Entities, by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436 under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any of the PVR Entities or of the Securities or of any other debt securities or preferred stock or indebtedness of or guaranteed by any of the PVR Entities (other than an announcement with positive implications of a possible upgrading).

(o) The Initial Purchasers shall have received a duly executed counterpart of the Indenture and the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of each Issuer and Guarantor.

All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative and to counsel for the Initial Purchasers.

SECTION 8. Indemnification and Contribution.

(a) Each of the PVR Parties, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any

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loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser, director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Company Written Communication or the Offering Memorandum (or in any amendment or supplement thereto) or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Company Written Communication prepared by or on behalf of, used by or referred to by any of the Obligors, or the Offering Memorandum (or any amendment or supplement thereto) any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the PVR Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum or in any such amendment or supplement thereto or in any Company Written Communication in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the PVR Parties by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the PVR Parties may otherwise have to the Initial Purchasers or to any director, officer, employee, agent or controlling person of the Initial Purchasers.

(b) Each of the Initial Purchasers, severally and not jointly, shall indemnify and hold harmless each of the PVR Parties, their respective directors, managers, officers and employees, and each person, if any, who controls any of the PVR Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the PVR Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Company Written Communication or the Offering Memorandum (or in any amendment or supplement thereto) or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Company Written Communication prepared by or on behalf of, used by or referred to by any of the Obligors, or the Offering Memorandum (or any amendment or supplement thereto) any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning an Initial Purchaser furnished to the PVR Parties by or on behalf of an Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Initial Purchasers may otherwise have to the PVR Parties or any director, manager, officer, employee or controlling person of the PVR Parties.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it

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has been materially prejudiced by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, agents or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the PVR Parties, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the PVR Parties, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the PVR Parties, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the PVR Parties in connection therewith, on the one

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hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the PVR Parties or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The PVR Parties and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), an Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of the Securities distributed by it exceeds the amount of any damages that the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(e) The Initial Purchasers confirm and the PVR Parties acknowledge that the statements regarding the delivery of the Securities by the Initial Purchasers set forth on the cover page of the Time of Sale Memorandum and in the twelfth paragraph dealing with stabilization, penalty bids or related activities appearing under the caption “Plan of Distribution” in the Time of Sale Memorandum and the Offering Memorandum are correct and constitute the only information concerning the Initial Purchasers furnished in writing to the Partnership by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Time of Sale Memorandum, the Offering Memorandum, any Company Written Communication or in any amendment or supplement thereto.

SECTION 9. Termination. The obligations of the Initial Purchasers hereunder may be terminated in the absolute discretion of J.P. Morgan Securities LLC by notice given to and received by the Partnership prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(l) or 7(m) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

SECTION 10. Reimbursement of Initial Purchasers’ Expenses. If the Obligors shall fail to tender the Securities for delivery to the Initial Purchasers by reason of (i) any failure, refusal or inability on the part of any of the PVR Parties to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers’ obligations hereunder required to be fulfilled by any of the PVR Parties is not fulfilled for any reason, the PVR Parties shall be obligated, jointly and severally, to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the PVR Parties shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated by reason of the default of the Initial Purchasers or pursuant to Section 7(m), the PVR Parties shall not be obligated to reimburse the Initial Purchasers on account of their expenses.

SECTION 11. Research Analyst Independence. The PVR Parties acknowledge that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and

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that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The PVR Parties hereby waive and release, to the fullest extent permitted by law, any claims that the PVR Parties may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the PVR Parties by such Initial Purchasers’ investment banking divisions. The PVR Parties acknowledge that each Initial Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 12. No Fiduciary Duty. The PVR Parties acknowledge and agree that in connection with this offering and sale of the Securities or any other services the several Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the PVR Parties and any other person, on the one hand, and any Initial Purchaser, on the other, exists; (ii) no Initial Purchaser is acting as an advisor, expert or otherwise, to any of the PVR Parties, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the PVR Parties, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the PVR Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their affiliates may have interests that differ from those of the PVR Parties. Each of the PVR Parties hereby waive any claims that any such entity may have against each Initial Purchaser with respect to any breach of fiduciary duty in connection with this offering.

SECTION 13. Default by One or More of the Initial Purchasers.

(a) If, on the Closing Date, any one or more Initial Purchaser defaults in the performance of its obligations to purchase Securities that it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed one-tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, then the remaining non-defaulting Initial Purchasers shall be obligated, severally, to purchase the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers in Schedule 1 hereto, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided, however, that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser.

(b) If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities which it or they have agreed to purchase hereunder on the Closing Date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on Closing Date, and arrangements satisfactory to the Initial Purchasers and the Partnership for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the

26

part of any non-defaulting Initial Purchaser or of the PVR Parties, except that the PVR Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 10. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 13, purchases Units that a defaulting Initial Purchaser agreed but failed to purchase.

(c) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the PVR Parties, including expenses paid pursuant to Sections 6 and 10, for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either the Representative or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Initial Purchasers may be necessary in the Time of Sale Memorandum, the Offering Memorandum or in any other documents or arrangements.

SECTION 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any of the PVR Parties, shall be delivered or sent by mail, telex or facsimile transmission to such PVR Party at (i) Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087, Attention: Mr. Bruce D. Davis, Jr., Executive Vice President and General Counsel (Fax: 610-975-8201) and (ii) Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087, Attention: Mr. Robert B. Wallace, Executive Vice President and Chief Financial Officer (Fax: 610-975-8201);

(b) if to the Initial Purchasers, shall be delivered or sent by mail or facsimile transmission c/o J.P. Morgan Securities LLC, 383 Madison Avenue, Floor 27, New York, New York 10179, Attention: Geoff Benson (Fax: 212-270-5004).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The PVR Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Initial Purchasers, and the PVR Parties and the Initial Purchasers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the PVR Parties by the Partnership.

SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the PVR Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each Initial Purchaser and each person or persons, if any, who control such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the respective directors, managers and officers of the PVR Parties, officers of the General Partner who have signed the Registration Statement and any person controlling any of the PVR Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the PVR Parties and the Initial Purchasers contained in this Agreement or

27

made by or on behalf of them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 17. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act Rules and Regulations.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, that shall be deemed to be made such minor changes (and only such minor changes as are necessary to make it valid and enforceable.

SECTION 19. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING FROM THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 20. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 21. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing correctly sets forth the agreement among the PVR Parties and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PVR GP, LLC

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

PVR PARTNERS, L.P.

By:	PVR GP, LLC, its general partner

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

PENN VIRGINIA RESOURCE FINANCE CORPORATION II

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

PVR Parties Signature Page

to Purchase Agreement

CONNECT ENERGY SERVICES, LLC
CONNECT GAS PIPELINE LLC
PVR GAS PIPELINE, LLC
PVR GAS PROCESSING LLC
PVR HYDROCARBONS LLC
PVR LAVERNE GAS PROCESSING LLC
PVR MARCELLUS GAS GATHERING, LLC
PVR GAS GATHERING LLC

By:	PVR MIDSTREAM LLC, their sole member

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and
Chief Financial Officer

PVR FINCO LLC,

By:	PVR PARTNERS, L.P., its sole member
By: PVR GP, LLC, its general partner

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and
Chief Financial Officer

PENN VIRGINIA OPERATING CO., LLC
PVR MIDSTREAM, LLC

By:	PVR FINCO LLC, their sole member

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and
Chief Financial Officer

PVR Parties Signature Page

to Purchase Agreement

DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC

By:	PENN VIRGINIA OPERATING CO., LLC, their sole member

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

PVR WATER SERVICES, LLC
PVR NEPA GAS GATHERING, LLC

By:	PVR MARCELLUS GAS GATHERING, LLC, their sole member

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

PVR Parties Signature Page

to Purchase Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By:	/s/ Catherine O’Donnell
Authorized Signatory Catherine O’Donnell Vice President

JPM Signature Page

to Purchase Agreement

SCHEDULE 1

Name of Initial Purchaser	Principal Amount of Notes
J.P. Morgan Securities LLC	$106,000,000
RBC Capital Markets, LLC	46,000,000
Wells Fargo Securities, LLC	46,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	28,000,000
Citigroup Global Markets Inc.	28,000,000
PNC Capital Markets, LLC	28,000,000
SunTrust Robinson Humphrey, Inc.	28,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	10,000,000
Capital One Southcoast, Inc.	10,000,000
Comerica Securities, Inc.	10,000,000
Deutsche Bank Securities Inc.	10,000,000
The Huntington Investment Company	10,000,000
Mitsubishi UFJ Securities (USA), Inc.	10,000,000
RBS Securities, Inc.	10,000,000
TD Securities (USA) LLC	10,000,000
U.S. Bancorp Investments, Inc.	10,000,000

Total	$400,000,000

Schedule 1

SCHEDULE 2

GUARANTORS

Connect Energy Services, LLC

Connect Gas Pipeline LLC

Dulcet Acquisition LLC

Fieldcrest Resources LLC

K Rail LLC

Kanawha Rail LLC

LJL, LLC

Loadout LLC

Penn Virginia Operating Co., LLC

PVR Finco LLC

PVR Gas Pipeline, LLC

PVR Gas Processing LLC

PVR Hydrocarbons LLC

PVR Laverne Gas Processing LLC

PVR Marcellus Gas Gathering, LLC

PVR Midstream LLC

PVR NEPA Gas Gathering, LLC

PVR Gas Gathering LLC

PVR Water Services, LLC

Suncrest Resources LLC

Toney Fork LLC

Schedule 2

SCHEDULE 3

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

May 6, 2013

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Unless otherwise indicated, terms used but not defined herein have the meanings given to them in the Preliminary Offering Memorandum.

Terms Applicable to the 6.500% Senior Notes due 2021 (the “Notes”)

Issuers:	PVR Partners, L.P. Penn Virginia Resource Finance Corporation II

Title of Securities:	6.500% Senior Notes due 2021

Aggregate Principal Amount:	$400,000,000

Gross Proceeds:	$400,000,000

Distribution:	144A/Regulation S with Registration Rights as set forth in the Preliminary Offering Memorandum

Final Maturity Date:	May 15, 2021

Issue Price:	100.000%, plus accrued interest, if any, from May 9, 2013

Coupon:	6.500%

Yield to Maturity:	6.500%

Spread to Benchmark Treasury:	+510 bps

Benchmark Treasury:	UST 3.125% due May 15, 2021

Interest Payment Dates:	May 15 and November 15

Schedule 3

Record Dates:	May 1 and November 1

First Interest Payment Date:	November 15, 2013

Guarantees:	The notes will be fully and unconditionally guaranteed on a senior basis by our existing and future domestic restricted subsidiaries, subject to certain exceptions.

Optional Redemption:	Except as described below, the Notes are not redeemable until May 15, 2016. On or after May 15, 2016, the Issuers may redeem all or, from time to time, a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on May 15 of the years indicated below:

Year	Redemption Price
2016	104.875%
2017	103.250%
2018	101.625%
2019 and thereafter	100.000%

At any time before May 15, 2016, the Issuers may also redeem all or, from time to time, a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus the Make Whole Amount.

Make Whole Amount	“Make Whole Amount” means, with respect to any Note at any redemption date, the excess, if any, of (1) an amount equal to the present value of (a) the redemption price of such note at May 15, 2016, plus (b) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to May 15, 2016, other than interest accrued to the redemption date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the aggregate principal amount of the Notes to be redeemed.

Optional Redemption with Equity Proceeds:	Up to 35% of the Notes will be redeemable by the Issuers before May 15, 2016 at a price equal to 106.500% of their principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of holders of record on a record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

Change of Control:	101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

Joint Book-Running Managers:	J.P. Morgan RBC Capital Markets Wells Fargo Securities BofA Merrill Lynch Citigroup PNC Capital Markets LLC SunTrust Robinson Humphrey

Schedule 3

Co-Managers:	BB&T Capital Markets Capital One Southcoast Comerica Securities Deutsche Bank Securities Huntington Investment Company Mitsubishi UFJ Securities RBS TD Securities US Bancorp

Trade Date:	May 6, 2013

Settlement Date:	May 9, 2013 (T+3)

Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN Numbers:	144A CUSIP: 747065 AA8 144A ISIN: US747065AA89 Reg S CUSIP: U7445W AA2 Reg S ISIN: USU7445WAA28

Other Information:

Use of proceeds:

The following disclosure under “Use of proceeds” on page 36 of the Preliminary Offering Memorandum and each other location where such disclosure may appear in the Preliminary Offering Memorandum are amended to read as follows:

“We expect to receive net proceeds of approximately $390.8 million from this offering, after deducting the initial purchasers’ discounts and estimated offering expenses.”

Schedule 3

Capitalization:

The following numbers in the “As Adjusted” column of the table under “Capitalization” on page 37 of the Preliminary Offering Memorandum and each other location where such disclosure may appear in the Preliminary Offering Memorandum are amended to read as follows:

As of March 31, 2013
As Adjusted
(unaudited) (in thousands)
Cash and cash equivalents	$12,973

Long-term debt:
Revolving credit facility(1)	$309,240
8.25% Senior notes due 2018	300,000
8.375% Senior notes due 2020	600,000
6.500% Senior notes due 2021 offered hereby	400,000

Total debt	1,609,240
Less: Current maturities	—

Total long-term debt, net of current maturities	$1,609,240

Partners’ capital:
Common units, 95,713,267 issued and outstanding	$624,485
Class B units, 22,782,740 issued and outstanding	407,825
Special units, 10,346,257 issued and outstanding	195,062

Total partners’ capital	1,227,372

Total capitalization	$2,836,612

(1)	As of May 1, 2013, the borrowings outstanding under our Revolver were approximately $735.0 million. After giving effect to this offering and the application of the net proceeds thereof, as of March 31, 2013, we would have had $682.9 million of remaining borrowing capacity under our Revolver (net of $7.9 million of outstanding letters of credit).

All information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is strictly confidential and is for your information only and is not intended to be used by anyone other than you. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the Notes. This Pricing Supplement supplements the description of the Notes and the offering in the Preliminary Offering Memorandum and does not purport to be complete. Please refer to the Preliminary Offering Memorandum for a more complete description.

This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934, as amended. A formal confirmation will be delivered to you separately. This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act, and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirement.

Any disclaimers or other notices that may appear below the text of this legend are not applicable to this Pricing Supplement and should be disregarded. Such disclaimers or other notices may have been automatically generated as a result of this Pricing Supplement being sent via, or posted on, Bloomberg email or another electronic communication system.

Schedule 3

SCHEDULE 4

ADDITIONAL TIME OF SALE MEMORANDUM INFORMATION

1.	Pricing Supplement containing the terms of the Securities, substantially in the form of Schedule 3.

Schedule 4

EXHIBIT A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

by and among

PVR Partners, L.P.,

Penn Virginia Resource Finance Corporation II,

The Guarantors listed on Schedule A hereto, and

J.P. Morgan Securities LLC

Dated as of May 9, 2013

Exhibit A-1

[FORM OF] REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 9, 2013, by and among (i) PVR PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), (ii) PENN VIRGINIA RESOURCE FINANCE CORPORATION II, a Delaware corporation (“Finance Co.” and, together with the Partnership, the “Issuers”), (iii) the subsidiaries of the Partnership listed on Schedule A hereto (the “Guarantors” and, together with the Issuers, the “Obligors”), and (iv) J.P. MORGAN SECURITIES LLC, as representative of the several initial purchasers listed on Schedule 1 of the Purchase Agreement (as defined below) (the “Initial Purchasers”), each of whom has agreed to purchase the Issuers’ 6.5% Senior Notes due 2021 (together with the related guarantees of such notes by the Guarantors pursuant to the Indenture (as defined herein), the “Initial Notes”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated as of May 6, 2013 (the “Purchase Agreement”), by and among the Obligors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Obligors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7(m) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture (as defined below), and the following capitalized terms shall have the following meanings:

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

Commission: The U.S. Securities and Exchange Commission.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were validly tendered by Holders thereof pursuant to the Exchange Offer.

controlling person: As defined in Section 8(a) hereof.

Effectiveness Target Date: As defined in Section 5 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

Exhibit A-2

Exchange Notes: The 6.5% Senior Notes due 2021, including the related guarantees of such notes by the Guarantors pursuant to the Indenture, to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Exchange Offer: The exchange and issuance by the Issuers of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the aggregate principal amount of Initial Notes that are validly tendered by such Holders in connection with such exchange and issuance.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer.

Finance Co.: As defined in the preamble hereto.

FINRA: The Financial Industry Regulatory Authority.

General Partner: PVR GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership.

Guarantors: As defined in the preamble hereto.

Holder: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The base indenture, dated as of April 27, 2010, by and among the Issuers, the guarantors named therein and the Trustee, as amended and supplemented by the fourth supplemental indenture thereto, dated as of May 9, 2013, by and among the Obligors and the Trustee, pursuant to which the Initial Notes and the corresponding Exchange Notes are to be issued, and as such Indenture is further amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Issuers of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers: As defined in the preamble hereto.

Issue Date: May 9, 2013.

Issuers: As defined in the preamble hereto.

Liquidated Damages: As defined in Section 5(a) hereof.

Obligors: As defined in the preamble hereto.

Partnership: As defined in the preamble hereto.

Person: An individual, partnership, limited liability company, corporation, trust, unincorporated organization or other legal entity, or a government or agency or political subdivision thereof.

Exhibit A-3

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Obligors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act: The Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Transfer Restricted Securities: Each Initial Note until the earliest to occur of (a) the date on which such Initial Note has been exchanged in the Exchange Offer by a Person other than a Broker-Dealer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which the resale of such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes) or (d) the date on which such Initial Note would be permitted to be distributed to the public pursuant to Rule 144 without limitation under the Securities Act.

Trustee: Wells Fargo Bank, N.A., a national banking association.

Trust Indenture Act: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa 77bbbb), including the rules and regulations promulgated thereunder, in each case as in effect on the date of the Indenture.

Underwritten Registration or Underwritten Offering: A registration under a Shelf Registration Statement, pursuant to which securities of the Obligors are sold to an underwriter or underwriters for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

Exhibit A-4

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy, the Obligors shall (i) use their commercially reasonable efforts to cause to be filed with the Commission after the Issue Date, a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use their commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act not later than 270 days after the Issue Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) any necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) promptly after such Registration Statement is declared effective by the Commission, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting (i) registration of the offer and issuance of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of the Exchange Notes by Broker Dealers who currently hold Transfer Restricted Securities that were acquired for their own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Issuers or any of their Affiliates) as contemplated by Section 3(c) below.

(b) The Obligors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable United States federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date on which notice of the Exchange Offer is mailed to the Holders. The Obligors shall cause the Exchange Offer to comply with all applicable United States federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Obligors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated no later than 30 Business Days after the date on which the Exchange Offer Registration Statement has become effective, or such later date as may be required by United States federal securities laws.

(c) The Issuers shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuers), may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

The Obligors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Notes

Exhibit A-5

acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective by the Commission and (ii) the date on which Broker-Dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuers shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day period (or a shorter period as provided in the foregoing sentence) in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Obligors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) for any reason the Exchange Offer is not Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (iii) with respect to any Holder of Transfer Restricted Securities, such holder notifies the Issuers prior to the 20th Business Day following the consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Issuers or one of their Affiliates, then, upon such Holder’s request, the Obligors shall

(x) use their commercially reasonable efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), on or prior to 90 days after the filing obligation arises (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 270 days after the Shelf Filing Deadline.

The Obligors shall use their commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period until the earlier of (i) one year following the effective date of such Shelf Registration Statement and (ii) the date on which all the Initial Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder

Exhibit A-6

furnishes to the Issuers in writing, within 20 days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5. Liquidated Damages.

(a) If (i) a Shelf Registration Statement is required to be filed by this Agreement and is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of the Registration Statements required by this Agreement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective by the Commission but shall thereafter cease to be effective or fail to be usable for its intended purpose (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Obligors hereby agree to pay damages (“Liquidated Damages”) to each Holder of the Transfer Restricted Securities in an amount equal to 0.25% per annum on the principal amount of Transfer Restricted Securities held by such Holder during the 90-day period immediately following the occurrence of any Registration Default and such amount shall increase by 0.25% per annum at the end of such 90-day period; provided that in no event shall such increase exceed 0.50% per annum. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, Liquidated Damages shall cease to accrue; provided, however, that, if after Liquidated Damages have ceased to accrue, a different Registration Default occurs, Liquidated Damages shall again accrue pursuant to the foregoing provisions. All accrued Liquidated Damages shall be paid in the manner provided for the payment of interest on the Initial Notes as set forth in the Indenture. Notwithstanding the foregoing, the amount of Liquidated Damages shall not increase as a result of more than one Registration Default having occurred (and being pending at the same time).

(b) A Registration Default referred to in Section 5(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of material events with respect to the Obligors that would need to be described in such Shelf Registration Statement or the related Prospectus and such event is not so described therein and (ii) the Obligors are proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related Prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days in any 12-month period, Liquidated Damages shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured, or if earlier, the date on which the Notes or Exchange Notes otherwise cease to be Transfer Restricted Securities.

All obligations of the Obligors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive (subject to the proviso of the immediately preceding sentence) until such time as all such obligations with respect to such security shall have been satisfied in full.

Exhibit A-7

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Obligors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Issuers there is a question as to whether the Exchange Offer is permitted by applicable law, the Obligors each hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Obligors to Consummate an Exchange Offer for such Initial Notes. The Obligors each hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Obligors each hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuers’ preparations for the Exchange Offer. Each Holder, including any Holder that is a Broker-Dealer, shall acknowledge and agree that any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Issuers.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, if any, the Obligors shall comply with all the provisions of Section 6(c) hereof and shall use their commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Obligors will as promptly as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

Exhibit A-8

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Notes by Broker-Dealers), the Obligors shall:

(i) use their commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements, including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors, for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Obligors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their commercially reasonable efforts to cause such amendment to be declared effective by the Commission and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the managing underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Obligors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

Exhibit A-9

(iv) furnish without charge to each Initial Purchaser, each selling Holder named in any Shelf Registration Statement, and each of the managing underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review and comment of the managing underwriter(s), if any, in connection with such sale for a period of at least two Business Days, and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which the Initial Purchasers or the underwriter(s), if any, shall reasonably object in writing within two Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of a managing underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Shelf Registration Statement, and to the underwriter(s), if any, make the representatives of the applicable Obligors available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or managing underwriter(s), if any, reasonably may request;

(vi) in connection with any Underwritten Offering, make available at reasonable times for inspection by any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by any of the managing underwriter(s), all material financial and other records, pertinent corporate documents and properties of the Obligors and cause the Obligors’ officers, directors and employees to supply all information reasonably requested by any such managing underwriter, attorney or accountant in connection with such Registration Statement of any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any; provided, however, that such Persons first agree in writing with the Issuers that any information that is reasonably and in good faith designated by the Issuers in writing as confidential at the time of delivery of such information will be kept confidential by such Persons, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, (B) disclosure of such information is required by law (including any disclosure requirements pursuant to United States federal securities laws in connection with the filing of such Shelf Registration Statement or the use of any Prospectus), (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (D) such information becomes available to such Person from a source other than the Issuers and its subsidiaries and such source is not known, after reasonable inquiry, by such Person to be bound by a confidentiality agreement; provided further that, to the extent the foregoing investigation is being made contemporaneously by more than two Holders, there shall be one law firm and one accounting firm retained by all Holders to make such investigation;

Exhibit A-10

(vii) in connection with any Underwritten Offering, if requested by any selling Holders or the managing underwriter(s), promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and managing underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such managing underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) furnish to each selling Holder, who so reasonably requests, and each of the managing underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules;

(ix) deliver to each selling Holder and each of the managing underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Obligors each hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the managing underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) in the case of a Shelf Registration Statement involving an Underwritten Offering, enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to such Underwritten Offering, all to such extent as may be reasonably and customarily requested by any Holder of Transfer Restricted Securities or managing underwriter in connection with any sale or resale pursuant to such Underwritten Offering; and the Obligors shall:

(A)	furnish to each managing underwriter, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings:

(1)	a certificate, dated the date of the closing of such Underwritten Offering, signed on behalf of (i) the Partnership by (A) the Chief Executive Officer of the General Partner and (B) the Chief Financial Officer of the General Partner, (ii) Finance Co. by (A) the President of Finance Co. and (B) the Chief Financial Officer of Finance Co., and (iii) any Guarantor by (A) the Chief Executive Officer or President of such Guarantor or of a parent, acting on behalf of such Guarantor, and (B) the Chief Financial Officer or any other executive officer of such Guarantor or of a parent, acting on behalf of such Guarantor, confirming, as of the date thereof, such matters set forth in the underwriting agreement as such parties may reasonably request;

Exhibit A-11

(2) an opinion, dated the date of the closing of such Underwritten Offering, of counsel for the Obligors, covering such matters as such parties may reasonably request; and

(3) a customary comfort letter, dated the date of the pricing of such Underwritten Offering, from (i) the Partnership’s independent accountants and (ii) the independent accountants of any other Person for which financial statements are included in or incorporated by reference into such Shelf Registration Statement, in the customary form and covering matters of the type customarily requested to be covered in comfort letters to underwriters in connection with primary underwritten offerings;

(B) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by any of the Obligors pursuant to this Section 6(c)(xi), if any; and

(C) cooperate with the selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Obligors shall be required to register or qualify as a foreign corporation, partnership or limited liability company, as applicable, where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in excess of a nominal dollar amount, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

If at any time the representations and warranties of the Obligors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Obligors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi) issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes being sold by such Holder; such Exchange Notes to be registered in the name of the purchaser(s) of such Initial Notes; in return, the Initial Notes held by such Holder shall be surrendered to the Issuers for cancellation;

(xii) cooperate with, and cause the Guarantors to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or managing underwriter(s);

(xiii) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other

Exhibit A-12

governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xi)(C) hereof;

(xiv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xv) provide a CUSIP number for all Exchange Notes not later than the effective date of a Registration Statement covering such Exchange Notes and provide the Trustee under the Indenture with printed certificates for the Exchange Notes, which are in a form eligible for deposit with The Depository Trust Company;

(xvi) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any managing underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xvii) otherwise use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to securityholders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 of the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Partnership’s first fiscal quarter commencing after the effective date of the Registration Statement; and

(xviii) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with, and cause the Guarantors to cooperate with, the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and cause the Guarantors to execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth

Exhibit A-13

in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Liquidated Damages shall accrue pursuant to Section 5 hereof or the amount of such Liquidated Damages, it being agreed that the Issuers’ option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Obligors’ performance of or compliance with this Agreement will be borne by the Obligors, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with United States federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Obligors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Obligors (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Obligors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by any of the Obligors.

(b) In connection with any Shelf Registration Statement required by this Agreement, the Obligors will reimburse the Holders of Transfer Restricted Securities being resold pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Andrews Kurth LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

(c) Each Holder will pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

SECTION 8. Indemnification.

(a) Each of the Obligors, jointly and severally, agrees to indemnify and hold harmless (i) each Holder, (ii) each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii), an “Indemnified Holder”), to the fullest extent lawful, from and against any loss, claim, damage, liability or expense, as incurred, to which an Indemnified Holder may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of any of the Obligors), insofar as such loss, claim,

Exhibit A-14

damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any free writing prospectus or preliminary prospectus used in any transaction contemplated hereby, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Indemnified Holder for any and all expenses (including the fees and disbursements of counsel chosen by such Indemnified Holder) as such expenses are reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any such Indemnified Holder) to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by any of the Holders expressly for use in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any free writing prospectus or preliminary prospectus used in any transaction contemplated hereby. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that any of the Obligors may otherwise have.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Obligors and each of their respective directors, officers and employees who sign a Registration Statement, and each Person, if any, who controls an Obligor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which any of the Obligors or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Holder or such controlling person), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) (i) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any free writing prospectus or preliminary prospectus used in connection with any transaction contemplated hereby, or (ii) arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any free writing prospectus or preliminary prospectus used in connection with any transaction contemplated hereby, in reliance upon and in conformity with written information furnished to the Partnership by such Holder expressly for use therein; and to reimburse the Obligors or any such director, officer, employee or controlling person for any legal and other expenses reasonably incurred by the Obligors or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that such Holder may otherwise have. In no event shall the liability of any selling Holder hereunder be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the

Exhibit A-15

commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, which such approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(d) If the indemnification provided for in this Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Obligors shall be deemed to be equal to the total gross proceeds to the Obligors from the Initial Placement and the Registration Statement) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Obligors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses,

Exhibit A-16

claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Obligors, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by any of the Obligors, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made hereunder; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Obligors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, none of the Holders (or any Person who controls such Holder within the meaning of the Securities Act and the Exchange Act) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several, and not joint, in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint. For purposes of this Section 8(d), each director, officer and employee of each Holder and each Person, if any, who controls any Holder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Holder, and each director, officer and employee of an Obligor, and each Person, if any, who controls an Obligor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Obligor.

SECTION 9. Rule 144A. The Obligors each hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

Exhibit A-17

SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Partnership.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Obligors hereby agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Obligors will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. None of the Obligors have previously entered into any agreement granting any registration rights with respect to its securities to any Person pursuant to which any such Person would have the right to include any securities in any Registration Statement to be filed with the Commission as required under this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Obligors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Notes. The Obligors will not take any action, or permit any change to occur, with respect to the Initial Notes and/or the Exchange Notes that would materially and adversely affect their ability to Consummate the Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of Holders of a majority of the then-outstanding aggregate principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders whose securities are not being sold pursuant to such Registration Statement may be given by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence; provided further that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Obligors shall obtain the written consent of each such Initial Purchaser (which consent shall not be unreasonably withheld) with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective. Notwithstanding the preceding two sentences, Sections 5 and 8 hereof shall not be amended, modified or supplemented, and waivers or consents to depart from this proviso may not be given, unless the Issuers have obtained the written consent of each Holder affected thereby.

(e) Additional Guarantors. The Partnership shall cause any of its Restricted Subsidiaries (as defined in the Indenture) that becomes, prior to the consummation of the Exchange Offer, a Guarantor in accordance with the terms and provisions of the Indenture to become a party to this Agreement as a Guarantor. It is understood and agreed that if, prior to the Exchange Offer, a Guarantor that has executed this Agreement is no longer a Guarantor under the Indenture pursuant to and in accordance with the provisions of the Indenture, such Guarantor shall no longer be a Guarantor for purposes of this Agreement.

Exhibit A-18

(f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Obligors:

PVR Partners, L.P.
Three Radnor Corporate Center, Suite 301
100 Matsonford Road
Radnor, Pennsylvania 19087
Facsimile:	(610) 975-8201
Attention:	Bruce D. Davis, Jr.,
Executive Vice President and General Counsel

Robert B. Wallace,
Executive Vice President and Chief Financial Officer

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
666 Fifth Avenue
New York, New York 10103
Facsimile:	(212) 237-0100
Attention:	Adorys Velazquez

(iii) if to the Initial Purchasers:

J.P. Morgan Securities LLC
383 Madison Avenue, Floor 27
New York, New York 10179
Facsimile:	(212) 270-5004
Attention:	Geoff Benson

With a copy (which shall not constitute notice) to:

Andrews Kurth LLP
1350 I Street, NW, Suite 1100
Washington, D.C. 20005
Facsimile:	(202) 662-3044
Attention:	William J. Cooper, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Exhibit A-19

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Obligors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Exhibit A-20

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

PVR PARTNERS, L.P.

By:	PVR GP, LLC, its general partner

By:
Name:	Robert B. Wallace
Title:	Executive Vice President and
Chief Financial Officer

PENN VIRGINIA RESOURCE FINANCE CORPORATION II

By:
Name:	Robert B. Wallace
Title:	Executive Vice President and
Chief Financial Officer

Exhibit A-21

CONNECT ENERGY SERVICES, LLC
CONNECT GAS PIPELINE LLC
PVR GAS PIPELINE, LLC
PVR GAS PROCESSING LLC
PVR HYDROCARBONS LLC
PVR LAVERNE GAS PROCESSING LLC
PVR MARCELLUS GAS GATHERING, LLC
PVR GAS GATHERING LLC

By:	PVR MIDSTREAM LLC, their sole member

By:
Name:
Title:

PVR FINCO LLC,

By:	PVR PARTNERS, L.P., its sole member
By: PVR GP, LLC, its general partner

By:
Name:
Title:

PENN VIRGINIA OPERATING CO., LLC
PVR MIDSTREAM, LLC

By:	PVR FINCO LLC, their sole member

By:
Name:
Title:

DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC

By:	PENN VIRGINIA OPERATING CO., LLC, their sole member

By:
Name:
Title:

Exhibit A-22

PVR WATER SERVICES, LLC
PVR NEPA GAS GATHERING, LLC

By:	PVR MARCELLUS GAS GATHERING, LLC, their sole member

By:
Name:
Title:

Exhibit A-23

The forgoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 to the Purchase Agreement.

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Exhibit A-24

SCHEDULE A

Guarantors

Connect Energy Services, LLC

Connect Gas Pipeline LLC

Dulcet Acquisition LLC

Fieldcrest Resources LLC

K Rail LLC

Kanawha Rail LLC

LJL, LLC

Loadout LLC

Penn Virginia Operating Co., LLC

PVR Finco LLC

PVR Gas Pipeline, LLC

PVR Gas Processing LLC

PVR Hydrocarbons LLC

PVR Laverne Gas Processing LLC

PVR Marcellus Gas Gathering, LLC

PVR Midstream LLC

PVR NEPA Gas Gathering, LLC

PVR Gas Gathering LLC

PVR Water Services, LLC

Suncrest Resources LLC

Toney Fork LLC

Exhibit A-25

EXHIBIT B

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(a) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and incur and perform all of its obligations under, the Transaction Documents.

(b) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership, in each case in all material respects as described in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and incur and perform all of its obligations under, the Transaction Documents to which it is a party.

(c) Finance Co. has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to conduct its business as described in each of the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and incur and perform all of its obligations under, the Transaction Documents.

(d) The Partnership is the sole member of the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement, and is fully paid (to the extent required under General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303(b), 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns its membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those pursuant to the Credit Agreement or created by or arising under the Delaware LLC Act.

(e) The General Partner is the sole general partner of the Partnership with a non-economic management interest in the Partnership; such interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or contained in the Partnership Agreement.

(f) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors that is organized under the laws of the State of Delaware or the laws of the State of Texas, as applicable (the “Applicable Guarantors”).

(g) The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers, the General Partner and the Applicable Guarantors.

(h) The Base Indenture has been duly authorized, executed and delivered by the Partnership. The Fourth Supplemental Indenture has been duly authorized, executed and delivered by each of the Issuers and the Applicable Guarantors.

Exhibit B-1

(i) Assuming the due execution and delivery of the Indenture by the Trustee and the Guarantors other than the Applicable Guarantors, the Indenture constitutes a valid and legally binding agreement of the Issuers and the Guarantors enforceable against the Issuers and the Guarantors in accordance with its terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(j) The Notes have been duly authorized, executed and delivered by the Issuers, and when duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, the Notes will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k) When the Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for as provided therein, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) The Exchange Notes have been duly authorized by the Issuers. The Exchange Notes, if and when issued and duly authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) If and when the Exchange Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) The Partnership Agreement is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with the terms, subject to the Enforceability Exceptions.

(o) The Registration Rights Agreement constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(p) None of the execution, delivery and performance by the PVR Parties of each of the Transaction Documents, the issuance, sale and delivery of the Securities on the Closing Date, the issuance, sale and delivery of the Exchange Securities pursuant to the Exchange Offer and compliance by the Issuers and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, (A) constitutes or will constitute a violation of the certificate of limited partnership, limited partnership agreement, certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or other organization documents of each of the General Partner and the Issuers, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan, lease or other agreement that is filed or incorporated by reference as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31,

Exhibit B-2

2012 or any current or periodic report filed by the Partnership with the United States Securities and Exchange Commission from the date of filing of such Annual Report to the date hereof (all such instruments being referred to collectively herein as the “Material Agreements”), (C) resulted, results or will result in the creation or imposition of any Liens upon any property or assets of any of the PVR Entities, under any Material Agreement or (D) resulted, results or will result in a violation of the (i) applicable laws of the State of New York or the State of Texas, (ii) the Delaware General Corporation Law, the Delaware LP Act or the Delaware LLC Act, (iii) applicable laws of the United States or (v) Regulation T, U or X of the Board of Governors of the Federal Reserve System; provided, however, that references in this paragraph to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, provided further however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

(q) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under applicable laws of the State of New York or the State of Texas, the Delaware LP Act, the Delaware LLC Act or applicable laws of the United States of America is required for the execution, delivery and performance by the PVR Parties of the Transaction Documents or the consummation of the transactions contemplated thereby, except for such consents that have been, or prior to the Closing Date will be, obtained; provided, however, that references in this paragraph to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, provided further however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

(r) The statements in the Preliminary Offering Memorandum (as supplemented by the Pricing Supplement) and the Offering Memorandum under the caption “Certain United States Federal Tax Considerations” and “Description of Notes” to the extent that they purport to be summaries of the terms of the Securities, matters of law or regulation or legal conclusions, accurately summarize the matters described therein in all material respects.

(s) Assuming the accuracy of the representations and warranties (solely as to matters of fact, and not as to legal conclusions), and assuming compliance with the covenants of the Issuers, the Guarantors, the General Partner and the Initial Purchasers contained in the Purchase Agreement (including compliance with the offer, sale and resale procedures set forth in the Purchase Agreement), no registration of the offer and sale of the Notes or the Guarantees under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the initial purchase of the Securities by the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Time of Sale Memorandum and the Final Offering Memorandum. We express no opinion, however, as to any subsequent resale of any Security or any Exchange Security.

(t) None of the Obligors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Offering Memorandum, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the PVR Parties set forth in the Purchase Agreement and upon certificates of officers

Exhibit B-3

and employees of the PVR Entities and upon information obtained from public officials, (B) assume the legal capacity of all natural persons, that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to laws of the State of New York, the laws of the State of Texas, the federal laws of the United States of America, the DGCL, the Delaware LP Act and the Delaware LLC Act, (D) assume that all parties (other than the General Partner, the Issuers and the Applicable Guarantors) to executed documents or documents to be executed, had or will have the power (whether partnership, limited liability company or corporate) to enter into and perform all obligations thereunder, and further assume (i) the due authorization thereof by all requisite action (whether partnership, limited liability company or corporate) of all such parties, (ii) the due execution and delivery thereof by all such parties and (iii) the validity and binding effect of such documents on all such parties, (E) with respect to the opinions expressed in clause (i) of paragraphs (d) and (e) above, respectively, such counsel relied solely on reports, dated as of recent dates, purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of the State of Delaware naming the Partnership or the General Partner or one of more or them, as debtors and (F) with respect to the opinions expressed in subparagraphs (a) through (c) above as to the valid existence and good standing of entities mentioned therein, state that such counsel relied solely on certificates of public officials (each of which will be dated not more than seven days prior to the Closing Date and shall be provided to you).

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the PVR Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Time of Sale Memorandum and the Offering Memorandum and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference in the Time of Sale Memorandum and the Offering Memorandum (except as and to the extent specified in paragraph (r) above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Time of Sale Memorandum, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(B) the Offering Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial, accounting and reserve information included in or omitted from, Offering Memorandum or the Time of Sale Memorandum, and (iii) representations and warranties and other statements of fact included in the exhibits to the Incorporated Documents.

Exhibit B-4

EXHIBIT C

FORM OF OPINION OF BRUCE D. DAVIS, JR.

(a) Each of the Guarantors organized under the laws of the State of Delaware (the “Delaware Guarantors”) has been duly formed and is validly existing in good standing as a limited liability company under the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”), with all necessary limited liability company power and authority under the Delaware LLC Act to own or lease its properties and to conduct its business, in each case as described in each of the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party.

(b) None of the execution, delivery and performance by each of the Delaware Guarantors of each of the Transaction Documents to which it is a party, and the compliance by the such Delaware Guarantor with the terms thereof and the consummation of the transactions contemplated thereby, constitutes or will constitute a violation of the certificate of formation or limited liability company agreement of such Delaware Guarantor.

Exhibit C-1

EXHIBIT D

FORM OF LOCAL OKLAHOMA COUNSEL OPINION

(a) Each of the Guarantors organized under the laws of the State of Oklahoma (the “Oklahoma Guarantors”) has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma Limited Liability Company Act, 18 O.S. §§ 2001, et seq. (the “Oklahoma LLC Act”), with all necessary limited liability company power and authority under the Oklahoma LLC Act to own or lease its properties and to conduct its business, in each case as described in each of the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and to incur and perform all of its obligations under, the Transactions Documents to which it is a party.

(b) The Base Indenture has been duly authorized and validly executed and delivered by each of the Oklahoma Guarantors. Each of the Purchase Agreement, the Registration Rights Agreement, and the Supplemental Indenture has been duly authorized and validly executed and delivered by each of the Oklahoma Guarantors.

(c) None of the execution, delivery and performance by each of the Oklahoma Guarantors of each of the Transaction Documents to which it is a party, and the compliance by such Oklahoma Guarantor with the terms thereof and the consummation of the transactions contemplated thereby, (A) constitutes or will constitute a violation of the certificate of formation or limited liability company agreement of such Oklahoma Guarantor or (B) resulted, results or will result in a violation of the applicable laws of the State of Oklahoma; provided, however, that references in this paragraph to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, provided further however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

(d) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under applicable laws of the State of Oklahoma is required for the execution, delivery and performance by each of the Oklahoma Guarantors of the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby, except for such consents that have been, or prior to the Closing Date will be, obtained; provided, however, that references in this paragraph to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, provided further however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Exhibit D-1

ANNEX I

RESALES PURSUANT TO REGULATION S.

The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

The Initial Purchaser agrees that (i) the Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged in any directed selling efforts within the meaning of Regulation S with respect to the Securities, (ii) the Securities offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions and (iii) the sale of Securities offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

Annex I – Page 1